Exhibit 99.1

PTC Announces Strong Q3 Results and FY’11 Guidance

NEEDHAM, Mass.— July 26, 2011 — PTC (Nasdaq: PMTC), The Product Development Company®, today reported results for its third fiscal quarter ended July 2, 2011.

Highlights

•	Q3 Results: Non-GAAP revenue of $292.5 million and non-GAAP EPS of $0.32

•	GAAP revenue of $291.8 million and GAAP EPS of $0.13

•	Revenue contribution from MKS Inc, which PTC acquired on May 31, 2011, was $6.7 million on a non-GAAP basis and $6.0 million on a GAAP basis

•	MKS Inc was neutral to Q3 non-GAAP EPS results

•	Non-GAAP operating margin of 17.6%; GAAP operating margin of 8.4%

•

Relative to Q3 guidance ($275 - $285 million in organic revenue with $0.28 to $0.32 non-GAAP EPS), currency fluctuations negatively impacted revenue by $0.5 million and had no material impact on non-GAAP EPS results

•	Q4 Guidance: Non-GAAP revenue of $320 to $330 million and non-GAAP EPS of $0.40 to $0.44;

•	GAAP revenue of $318 to $328 million and GAAP EPS of $0.25 to $0.29

•	Assumes $1.45 USD / EURO

•	Non-GAAP revenue guidance assumes approximately $20 million contribution from MKS

•	FY’11 Targets: Non-GAAP revenue of $1,150 to $1,160 million and non-GAAP EPS of $1.20 to $1.24

•	GAAP revenue of $1,147 to $1,157 million and GAAP EPS of $0.63 to $0.67

•	Non-GAAP revenue guidance assumes approximately $25 million contribution from MKS

The Q3 non-GAAP revenue results exclude a $0.7 million effect of purchase accounting on the fair value of the acquired deferred maintenance balance of MKS Inc. The Q3 non-GAAP EPS results exclude $11.6 million of stock-based compensation expense, $8.6 million of acquisition-related intangible asset amortization, $6.0 million of acquisition-related expense, $4.4 million of acquisition-related foreign currency losses and $8.5 million of income tax adjustments. The Q3 non-GAAP results include a tax rate of 23% and 121 million diluted shares outstanding. The Q3 GAAP results include a tax rate of 15% and 121 million diluted shares outstanding.

Results Commentary

James Heppelmann, president and chief executive officer, commented, “PTC had a strong Q3, with organic revenue of $285.8 million exceeding the high-end of our guidance and non-GAAP EPS of $0.32 at the high-end of our guidance range. Our organic license revenue of $79.4 million was up 18% on a year-over-year basis, an increase from the 15% growth we experienced in Q2 ‘11. The momentum in our Desktop business continued with 41% year-over-year organic license growth. This was our 6th consecutive quarter of year-over-year improvement in Desktop license revenue and in our Channel business. We were pleased to see the strength of our Enterprise business increase, with organic license revenue up 40% sequentially and note that our year-over-year organic Enterprise license revenue growth reflects the very strong quarter we had in Q3 ‘10. We also continue to see robust adoption of our PLM solutions, as is reflected in our 22% and 21% year-over-year increases in organic maintenance and services revenue, respectively. Importantly, we continue to experience the dilutive impact of strong Desktop revenue on our Enterprise sales capacity and as we highlighted at our recent investor event in June, will begin to ramp sales capacity in response to the broadening demand for PTC’s products. Overall, we delivered 20% total revenue growth compared to the year ago period.” On a constant currency basis, total revenue growth and license revenue growth were both 13% compared to Q3’10.

“Our momentum in the PLM market continued with the addition of 2 new strategically important ‘domino’ accounts during Q3,” Heppelmann continued. “Since 2009, we have won 27 domino accounts and we continue to expect to win a cumulative total of 30 domino accounts by the end of FY’11. Dominoes represent the largest of many competitive displacement opportunities, and we believe they demonstrate that PTC is gaining share and becoming recognized as the industry leader for both our technology and product development process expertise.”

Heppelmann added, “We had 27 large deals (license + services revenue of more than $1 million) in Q3’11, compared to 24 last quarter and 14 in Q3’10. We believe this is an indicator of the strength of our pipeline for business opportunities with new and existing customers. During the quarter we recognized revenue from leading organizations such as BAE Systems, ESPRIT Europe GMBH, Force Protection, Jabil, Poclain Hydraulics, Robert Bosch, Sears, the US Department of Energy and Weatherford International.”

Jeff Glidden, chief financial officer, commented, “From a profitability standpoint we had a very strong quarter; we delivered $0.32 of non-GAAP EPS, up 52% from $0.21 non-GAAP EPS in Q3 ‘10. We delivered $48 million in cash flow from operations during the quarter, and we ended Q3 with $261 million of cash, including $16 million from MKS, flat with the end of Q2. As expected, we resumed our stock buyback program with a total of $40 million in stock repurchased during the quarter.”

Outlook Commentary

“With the launch of Windchill 10.0 this spring and Creo 1.0 in June, we have had an exciting year from a product portfolio perspective,” said Heppelmann. “In addition, the acquisition of MKS adds important breadth and depth to our already robust product portfolio, and further extends PTC’s long-term growth opportunity. Given the market momentum we are experiencing and the extent of our technology leadership position, we remain confident in our ability to achieve our longer-term goal of 20% non-GAAP EPS CAGR through 2014. Based on the market momentum we are seeing, the strength of our pipeline and investment to increase sales capacity, we continue to be excited about our FY’12 growth opportunity. We will provide formal FY’12 guidance when we issue our Q4 results in October.”

“For Q4, we are providing guidance of $320 to $330 million in non-GAAP revenue, which includes approximately $20 million in non-GAAP revenue from the acquisition of MKS Inc. We are expecting non-GAAP EPS of $0.40 to $0.44, which reflects incremental sales expense as we begin to ramp capacity in the quarter,” Glidden added. “We continue to expect MKS to be neutral to FY’11 non-GAAP EPS. From a revenue perspective, we are expecting approximately $100 to $110 million in license revenue in Q4, with combined services and maintenance revenue of approximately $220 million, resulting in approximately 20% to 23% year-over-year growth in total non-GAAP revenue.” For Q4, the GAAP revenue target is $318 to $328 million and the GAAP EPS target is $0.25 to $0.29.

The Q4 guidance assumes a non-GAAP tax rate of 23%, a GAAP tax rate of 20% and 121 million diluted shares outstanding. The Q4 non-GAAP guidance excludes approximately $2 million for the effect of purchase accounting on acquired MKS deferred maintenance revenue, $13 million of stock-based compensation expense, $10 million of acquisition-related intangible asset amortization expense, any acquisition-related expenses, and their related income tax effects.

Glidden concluded, “Looking to the full year FY’11, we are increasing our non-GAAP revenue growth target to a range of 14% to 15% vs. our previous guidance of 13% to 14%. We expect MKS to contribute approximately $25 million in non-GAAP revenue for the full year. We are expecting license revenue growth of approximately 15%, at the lower-end of our previous 15% to 20% guidance range, which is more than offset by stronger and more predictable services and maintenance revenue. We are now expecting growth of approximately 20% in services revenue and 12% in maintenance revenue. Our FY’11 non-GAAP EPS target of $1.20 to $1.24 reflects incremental sales expense in Q4 as we begin to ramp sales capacity to better address market demand. We will continue to balance investments to support future growth with our commitment to 20% non-GAAP EPS growth.” For FY’11, the GAAP EPS target is $0.63 to $0.67.

The FY’11 targets assume a non-GAAP tax rate of 23%, a GAAP tax rate of 19% and 121 million diluted shares outstanding. The FY’11 non-GAAP guidance excludes approximately $3 million for the effect of purchase accounting on acquired MKS deferred maintenance revenue, $45 million of stock-based compensation expense, $34 million of acquisition-related intangible asset amortization, $5 million of foreign currency transaction losses, any acquisition-related expenses, and their related income tax effects.

Other Important Information

We have identified payments by certain business partners in China that raise questions of compliance with laws, including the Foreign Corrupt Practices Act, and/or compliance with the Company’s business policies. We are conducting an internal investigation and have voluntarily disclosed this matter to the United States Department of Justice and the Securities and Exchange Commission. Based on the findings to date, we do not believe that these matters will have a material adverse effect on our results of operations or financial condition.

Q3 Earnings Conference Call and Webcast

Prepared remarks for the conference call have been posted to the investor relations section of our website. The prepared remarks will not be read live; the call will be primarily Q&A.

What:	PTC Fiscal Q3 Conference Call and Webcast

When:	Wednesday, July 27th, 2011 at 8:30 am (ET)

Dial-in:	1-800-857-5592 or 1-773-799-3757 Call Leader: James Heppelmann Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:	The audio replay of this event will be archived for public replay until 4:00 pm (CT) on August 1, 2011 at 1-866-386-4117 or 402-220-9814. To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References

PTC provides non-GAAP supplemental information to its financial results. Non-GAAP revenue, operating expenses, margin and EPS exclude the effect of purchase accounting on the fair value of the acquired deferred maintenance balance of MKS Inc., stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses, certain foreign currency transaction losses, and the related tax effects of the preceding items and any one-time tax items. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Forward-Looking Statements

Statements in this press release that are not historic facts, including statements about our fiscal 2011 and other future financial and growth expectations, anticipated tax rates and the potential effects of our investigation in China, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that customers may not purchase our solutions when or at the rates we expect, the possibility the foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license, services or maintenance growth rates that we expect, which could result in a different mix of revenue between license, service and maintenance and could impact our EPS results, the possibility that strategic customer wins may not generate the revenue we expect, the possibility that new product releases may be delayed or may not generate the revenue we expect, the possibility that resource constraints could adversely affect our revenue, the possibility that our strategic investments may not generate the growth or revenues we expect, the possibility that our acquisition of MKS Inc. may not generate the revenues we expect and the possibility that the consequences of our investigation in China will have a material impact on our operations in China. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC (www.ptc.com)

PTC (Nasdaq: PMTC) provides discrete manufacturers with software and services to meet the globalization, time-to-market and operational efficiency objectives of product development. Using the company’s PLM and CAD and related solutions, organizations in the Industrial, High-Tech, Aerospace/Defense, Automotive, Retail/Consumer and Life Sciences industries are able to support key business objectives such as reducing costs and shortening lead times while creating innovative products that meet customer needs and comply with industry regulations.

(continues)

PARAMETRIC TECHNOLOGY CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Revenue:
License	$81,431	$67,498	$231,119	$206,958
Service	210,352	175,500	596,405	535,025

Total revenue	291,783	242,998	827,524	741,983

Costs and expenses:
Cost of license revenue (1)	7,617	7,621	20,129	24,000
Cost of service revenue (1)	82,792	67,090	238,112	206,548
Sales and marketing (1)	89,106	79,121	254,790	232,856
Research and development (1)	51,103	50,597	155,676	151,247
General and administrative (1)	31,882	22,755	80,078	69,633
Amortization of acquired intangible assets	4,753	3,836	12,873	11,869

Total costs and expenses	267,253	231,020	761,658	696,153

Operating income	24,530	11,978	65,866	45,830
Other expense, net	(6,271)	(320)	(8,979)	(1,449)

Income before income taxes	18,259	11,658	56,887	44,381
Provision for income taxes	2,733	940	9,084	6,798

Net income	$15,526	$10,718	$47,803	$37,583

Earnings per share:
Basic	$0.13	$0.09	$0.41	$0.32
Weighted average shares outstanding	118,214	115,188	117,622	115,802
Diluted	$0.13	$0.09	$0.39	$0.31
Weighted average shares outstanding	121,164	119,003	121,149	119,996

(1) The amounts in the tables above include stock-based compensation as follows:
	Three Months Ended		Nine Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Cost of license revenue	$4	$2	$10	$21
Cost of service revenue	1,857	2,186	5,577	7,007
Sales and marketing	3,062	3,471	7,841	10,065
Research and development	2,010	2,252	6,152	7,294
General and administrative	4,627	3,599	12,878	13,270

Total stock-based compensation	$11,560	$11,510	$32,458	$37,657

PARAMETRIC TECHNOLOGY CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
GAAP revenue	$291,783	$242,998	$827,524	$741,983
Fair value of acquired MKS deferred maintenance revenue	693	—	693	—

Non-GAAP revenue	$292,476	$242,998	$828,217	$741,983

GAAP operating income	$24,530	$11,978	$65,866	$45,830
Fair value of acquired MKS deferred maintenance revenue	693	—	693	—
Stock-based compensation	11,560	11,510	32,458	37,657
Amortization of acquired intangible assets included in cost of license revenue	3,895	4,659	10,597	14,485
Amortization of acquired intangible assets	4,753	3,836	12,873	11,869
Acquisition-related charges included in general and administrative expenses	6,041	—	6,649	—

Non-GAAP operating income (2)	$51,472	$31,983	$129,136	$109,841

GAAP net income	$15,526	$10,718	$47,803	$37,583
Fair value of acquired MKS deferred maintenance revenue	693	—	693	—
Stock-based compensation	11,560	11,510	32,458	37,657
Amortization of acquired intangible assets included in cost of license revenue	3,895	4,659	10,597	14,485
Amortization of acquired intangible assets	4,753	3,836	12,873	11,869
Acquisition-related charges included in general and administrative expenses	6,041	—	6,649	—
Non-operating foreign currency transaction loss (3)	4,385	—	5,107	—
Income tax adjustments (4)	(8,526)	(6,134)	(20,184)	(20,207)

Non-GAAP net income	$38,327	$24,589	$95,996	$81,387

GAAP diluted earnings per share	$0.13	$0.09	$0.39	$0.31
Stock-based compensation	0.10	0.10	0.27	0.31
Income tax adjustments	(0.07)	(0.05)	(0.17)	(0.17)
Acquisition-related charge	0.05	—	0.05	—
All other items identified above	0.11	0.07	0.25	0.23

Non-GAAP diluted earnings per share	$0.32	$0.21	$0.79	$0.68

(2) Operating margin impact of non-GAAP adjustments:
	Three Months Ended		Nine Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
GAAP operating margin	8.4%	4.9%	8.0%	6.2%
Fair value of deferred maintenance revenue	0.2%	0.0%	0.1%	0.0%
Stock-based compensation	4.0%	4.8%	3.9%	5.0%
Amortization of acquired intangibles	3.0%	3.5%	2.8%	3.6%
Acquisition-related charges	2.0%	0.0%	0.8%	0.0%

Non-GAAP operating margin	17.6%	13.2%	15.6%	14.8%

(3)	In the third quarter of 2011, in connection with our planned acquisition of MKS, we entered into forward contracts to purchase CDN$292 million (equivalent to approximately $305 million when the contracts were entered into). We entered into these forward contracts to reduce our foreign currency exposure related to changes in the Canadian to US Dollar exchange rate from the time we entered into the agreement in early April to acquire MKS (the purchase price is in Canadian Dollars) and the closing date which occurred on May 31, 2011. We realized foreign currency losses of $4.4 million in the third quarter of 2011 recorded as other expense related to the acquisition of MKS. In the first quarter of 2011 we recorded $0.7 million of foreign currency losses related to a previously announced litigation settlement in Japan.

(4)	Reflects the tax effects of non-GAAP adjustments for the three and nine months ended July 2, 2011 and July 3, 2010, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above.

PARAMETRIC TECHNOLOGY CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 2, 2011	September 30, 2010
ASSETS
Cash and cash equivalents	$260,751	$240,253
Accounts receivable, net	186,874	169,281
Property and equipment, net	60,704	58,064
Goodwill and acquired intangibles, net	851,261	546,440
Other assets	321,923	293,026

Total assets	$1,681,513	$1,307,064

LIABILITIES AND STOCKHOLDERS' EQUITY
Deferred revenue	$317,640	$245,840
Borrowings under revolving credit facility	250,000	—
Other liabilities	311,729	313,920
Stockholders' equity	802,144	747,304

Total liabilities and stockholders' equity	$1,681,513	$1,307,064

PARAMETRIC TECHNOLOGY CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended		Nine Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Cash flows from operating activities:
Net income	$15,526	$10,718	$47,803	$37,583
Stock-based compensation	11,560	11,510	32,458	37,657
Depreciation and amortization	15,827	15,639	44,547	47,538
Accounts receivable	2,160	2,467	18,059	11,228
Accounts payable and accruals (5)	13,563	7,485	(11,754)	(5,248)
Deferred revenue	9,656	16,111	36,825	32,564
Income taxes	(8,657)	(16,551)	(17,855)	(23,049)
Litigation settlement	—	—	(52,129)	—
Other	(11,202)	2,989	(19,283)	2,803

Net cash provided by operating activities (6)	48,433	50,368	78,671	141,076

Capital expenditures	(6,735)	(4,582)	(18,295)	(21,684)
Acquisitions of businesses, net of cash acquired	(265,153)	—	(265,153)	(2,087)
Proceeds (payments) on debt	250,000	(31,112)	250,000	(50,832)
Repurchases of common stock	(39,947)	(14,974)	(39,947)	(60,046)
Other investing and financing activities (7)	7,968	1,401	2,516	(11,500)
Foreign exchange impact on cash	6,681	(4,774)	12,706	(11,030)

Net change in cash and cash equivalents	1,247	(3,673)	20,498	(16,103)
Cash and cash equivalents, beginning of period	259,504	222,692	240,253	235,122

Cash and cash equivalents, end of period	$260,751	$219,019	$260,751	$219,019

(5)	Includes accounts payable, accrued expenses, and accrued compensation and benefits

(6)	The third quarter of 2011 cash flow from operations includes cash outflows of approximately $10 million for PTC and MKS acquisition-related costs paid after the acquisition date.

(7)	The three months ended July 2, 2011 and July 3, 2010 include $0.1 million and $0.1 million, respectively, for payments of withholding taxes in connection with the vesting of restricted stock units and restricted stock. The nine months ended July 2, 2011 and July 3, 2010 include $22.1 million and $20.3 million, respectively, for payments of withholding taxes in connection with vesting of restricted stock units and restricted stock.